Exhibit T3A.15

D

Federal Identification No.:	04-2654231

1.)	The exact name of the limited liability company
INTERNATIONAL ELECTRONICS, LLC

2.)	The street address of the office in the commonwealth at which its records will be maintained: 427 Turnpike Street Canton, MA 02021

3.)	The general character of the business:
Designs, develops and mfg. electronic access control equipment

4.)	Latest date of dissolution, if specified:

5.)	The name and street address of the resident agent in the commonwealth:
	NAME	ADDRESS

	Corporation Service Company	84 State Street
Boston, MA

6.)	The name and business address, if different from office location, of each manager, if any:

	NAME	ADDRESS

There are no managers.

7.)

The name and business address, if different from office location, of each person in addition to manager(s) authorized to execute documents filed with the Corporation’s Division, and at least one person shall be named if there are no managers:

NAME	ADDRESS

Grant D. Rummell	c/o Linear LLC; 1950 Camino Vida Roble, Carlsbad, CA 92008
Richard L. Bready	c/o Nortek, Inc.; 50 Kennedy Plaza, Providence, RI 20903
Edward J. Cooney	c/o Nortek, Inc.; 50 Kennedy Plaza, Providence, RI 20903
Kevin W. Donnelly	c/o Nortek, Inc.; 50 Kennedy Plaza, Providence, RI 20903
Andrew W. Prete	c/o Nortek, Inc.; 50 Kennedy Plaza, Providence, RI 20903
Charles E. Monts	c/o Linear LLC; 1950 Camino Vida Roble, Carlsbad, CA 92008

8.)

The name and business address, if different from office location, of each person authorized to execute, acknowledge, deliver and record any recordable instrument purporting to affect an interest in real property recorded with a registry of deeds or district office of the land court:

NAME                                                       ADDRESS

Same as 7 above.

9.)	Additional matters:

Signed by (by at least one authorized signatory);	/s/ Edward J. Cooney

Consent of resident agent:

I	Corporation Service Company
resident agent of the above limited liability company, consent to my appointment as resident agent pursuant to G.L. c 156C § 12*

* or attach resident agent’s consent hereto.